Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 2022, relating to the consolidated financial statements of the Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

June 7, 2022